Exhibit 770
Kemper Technology Fund
Form N-SAR for the period ended 10/31/98
File No. 811-0547
Kemper Technology Fund



Offering Date: 8/17/98
Description of Security: Entrust Technologies, Inc.
Total Amount of Underwriting: 6,213,334 Shares
Name of Fund: Kemper Technology Fund
Amount Purchased: 70,000 Shares
Affiliate That Participated in Underwriting: Gruntal and
Co.
Amount Purchased 25% Limit*: 1.4%
Purchased From: Goldman, Sachs & Co.
Underwriting syndicates members: Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette Securities Corp.,
NationsBanc Montgomery Securities, Inc., Warburg Dillon
Read LLC, BancAmerica Robertson Stephens, Hambrecht &
Quist LLC, Merrill Lynch, Pierce, Fenner & Smith, Nesbitt
Burns Securities Inc., RBC Dominion Securities
Corporation, Scotia Capital Markets Inc., Dain Rauscher
Wessels, First Albany Corporation, Edward D. Jones & Co.,
SoundView Financial Group, Inc., Stephens Inc.



* The amount purchased may not be greater than 25% of the total principal amount of an issue. Percentage applies to all Funds purchasing shares.